ATHERSYS, INC.

3201 Carnegie Avenue

Cleveland, OH 44115-2634

October 30, 2023

To the Holder of Common Stock Purchase Warrants, Issued on October 16, 2023 (the “Existing Warrants”)

Dear Holder:

ATHERSYS, INC. (the “Company”) has agreed to (1) reduce the exercise price of the Existing Warrants from $0.1395 to $0.01 per share (the “Reduced Exercise Price”); (2) issue to you (“Holder”, “you,” or similar terminology) or your designees additional common stock purchase warrants (“New Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to 20,000,000 shares (the “New Warrant Shares”) of Common Stock, which New Warrants shall be substantially in the form as set forth in Exhibit A hereto, will be immediately exercisable, and will expire 5 years after the date of issuance of the New Warrants at an exercise price per share equal to the Reduced Exercise Price; and (3) make the Existing Warrants immediately exercisable.

In consideration thereof, you agree to (A) reduce the period of the subsequent equity sale restrictions contained in Section h)(i) of Annex A to the warrant exercise inducement offer letter dated October 11, 2023 between Holder and the Company (the “October 11, 2023 Letter”) from 60 days to 30 days; (B) reduce the applicable period in each and all of the provisions relating to restrictions on the Company (or any of its subsidiaries) involving a “Variable Rate Transaction” (as such term, or a term of similar meaning, is defined in the applicable document) so that each such period terminates on March 1, 2024 in all stock purchase agreements, related letter agreements, and all other related agreements with the Holder (including, but not limited to the August 17, 2023 securities purchase agreement that you entered into with the Company, and any interim and any following securities purchase agreements, as well as the October 11, 2023 Letter); and (C) vote as set forth below in connection with a Fundamental Transaction.

As required by the October 11, 2023 Letter, the Company will register the resale of the shares of Common Stock underlying the Existing Warrants pursuant to an effective registration statement. Additionally, the Company will register the resale of the New Warrant Shares on the same registration statement. The shares of Common Stock underlying the Existing Warrants are referred to herein as the “Warrant Shares,” and the registration statement referenced in the foregoing sentence is referred to herein as the “Registration Statement.” Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants.

The Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

The Holder agrees that upon the occurrence of a Fundamental Transaction (as defined in the New Warrants), if the Holder holds any shares of Common Stock and a stockholder vote is required for such Fundamental Transaction, then the Holder agrees to vote all shares of its Common Stock that it holds as of any such record date that may be taken the vote of stockholders that are entitled to vote on such Fundamental Transaction in accordance with the recommendations of the Company’s board of directors.

The Holder represents and warrants that, as of the date hereof, the Holder is fully aware of, and has reviewed all of the Company’s public filings and, regardless of such public disclosures, acknowledges that the Company’s Common Stock was delisted from the Nasdaq Capital Market as of October 18, 2023.

The Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither issuance of the New Warrants nor the issuance of the New Warrant Shares will be registered under the Securities Act. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Upon the Holder’s exercise of the New Warrants, certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends, provided that, upon request of the Company (which request shall also include a form of customary representation letter), the Holder has delivered in advance to the Company a customary representation letter that is reasonably satisfactory to the Company and its counsel. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder, shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

If this offer is accepted and the transaction documents are executed, then on or before 8:30 .m., Eastern Time, on the Trading Day following the date hereof, the Company shall issue a press release and/or file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of such press release or filing of such of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release and/or filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate.

[Signature Page to Follow]

Sincerely yours,

ATHERSYS, INC.

By:
Name:	Daniel Camardo
Title:	Chief Executive Officer

[Holder Signature Page to Follow]

Accepted and Agreed to:

Name of Holder: _________________________________________________

Signature of Authorized Signatory of Holder: _________________________________________________

Name of Authorized Signatory: _________________________________________________

Title of Authorized Signatory: _________________________________________________

Number of Existing Warrants:_________________________________________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement: _________________________________________________

New Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

DTC Instructions: _________________________________________________

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except as otherwise noted in a subsequent SEC Report. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d) Registration Obligations. On or before November 12, 2023, the Company shall file with the Commission a registration statement on Form S-1 (or other appropriate form) providing for the resale of the New Warrant Shares by the holders of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 90 calendar days following the date of filing with the Commission and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

e) Trading Market. The transactions contemplated under this letter agreement comply with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Common Stock is then listed.

f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement; (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrant Shares for trading thereon in the time and manner required thereby, and (iii) the filing of form D with the Commission and such filings as are required to be made under applicable state securities laws.

g) Listing of Common Stock. The Holder is fully aware of, and has reviewed all of the Company’s public filings and, regardless of such public disclosures, acknowledges that the Company’s Common Stock was delisted from the Nasdaq Capital Market as of October 18, 2023. The Company agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then seek to include in such application all of the New Warrant Shares, and will take such other action as is commercially reasonable to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as practicable. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

h) Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

EXHIBIT A

FORM OF NEW WARRANT

(See attached)